Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
www.airproducts.com

Air Products Reports Very Strong Fiscal 2019 Second Quarter Results

Q2 FY19 (all from continuing operations; comparisons versus prior year):

•	GAAP EPS of $1.90, up one percent; GAAP net income of $421 million

•	Adjusted EPS of $1.92*, up 12 percent; adjusted EPS up 17 percent on a constant currency basis

•	Record adjusted EBITDA margin of 37.7 percent*, up 340 basis points

Guidance

•
Increasing fiscal 2019 full-year adjusted EPS guidance to a range of $8.15 to $8.30* per share, up 10 percent* over prior year at midpoint; fiscal 2019 third quarter adjusted EPS guidance of $2.10 to $2.15 per share*, up eight to 10 percent* over fiscal 2018 third quarter

•	Increasing expected fiscal year 2019 capital spending to a range of $2.4 to $2.5 billion

*The results and guidance in this release, including in the highlights above, include references to non-GAAP continuing operations measures and are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP to non-GAAP results can be found below.

LEHIGH VALLEY, Pa. (April 24, 2019) – Air Products (NYSE:APD) reported GAAP net income from continuing operations of $421 million and GAAP diluted EPS from continuing operations of $1.90 for its fiscal second quarter ended March 31, 2019. These results include a $0.02 EPS charge from a pension settlement.
On a non-GAAP basis, quarterly adjusted net income from continuing operations of $425 million and adjusted diluted EPS from continuing operations of $1.92 increased 13 and 12 percent respectively over the prior year. On a constant currency basis, diluted adjusted EPS from continuing operations increased 17 percent.
Second quarter sales of $2.2 billion increased one percent over the prior year. Volumes and pricing both increased three percent; this strong performance was roughly offset by four percent unfavorable currency and two percent from a contract modification to a tolling agreement in India, which impacts sales but not profits. Excluding the Jazan project, volumes grew five percent due to positive base business volumes and additional new plant onstreams, including the Lu'An gasification facility in Asia. Pricing improved in all three regions and across merchant product lines.
Adjusted EBITDA of $825 million increased 12 percent over the prior year, driven by the higher volumes and positive pricing, partially offset by unfavorable currency and higher costs. Record adjusted EBITDA margin of 37.7 percent increased 340 basis points over the prior year.
Commenting on the results, Seifi Ghasemi, chairman, president and chief executive officer, said, "The committed and motivated team at Air Products continues to generate superior performance, delivering our 20th consecutive quarter of adjusted EPS growth despite unfavorable currency. The team also drove us to a new record adjusted quarterly EBITDA margin, which is up more than 1,200 basis points from five years ago when we first began our journey to be the safest, most diverse and most profitable industrial gas company it the world. We have a differentiated position of financial strength and technology that enables us to continue deploying capital into strategic, high-return, value-creating projects while also continuing to return cash to shareholders through our dividend."

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Second Quarter Results by Business Segment

•
Industrial Gases – Americas sales of $992 million increased nine percent over the prior year. Volumes increased five percent and pricing and higher energy pass-through each contributed three percent, partially offset by two percent unfavorable currency. Adjusted EBITDA of $398 million increased 10 percent over the prior year, primarily driven by higher volumes and pricing. Adjusted EBITDA margin of 40.2 percent increased 60 basis points from the prior year; excluding the impact of higher energy pass-through, adjusted EBITDA margin increased 150 basis points.

•
Industrial Gases – EMEA sales of $494 million decreased 12 percent from prior year. Strong pricing contributed three percent, volumes were stable, and higher energy pass-through added one percent. These results were offset by seven percent unfavorable currency and a nine percent decrease from the India contract modification. Adjusted EBITDA of $182 million increased two percent over the prior year; on a constant currency basis, adjusted EBITDA increased nine percent. Adjusted EBITDA margin of 36.8 percent increased 500 basis points over the prior year; excluding the impact of the India contract modification, adjusted EBITDA margin was up approximately 200 basis points.

•
Industrial Gases – Asia sales of $625 million increased 12 percent over the prior year. Volumes increased 12 percent, driven primarily by new projects including the Lu'An project; pricing increased five percent; and currency was negative five percent. Adjusted EBITDA of $298 million increased 32 percent, and record adjusted EBITDA margin of 47.7 percent was up 700 basis points over the prior year on strong volumes and pricing.

Outlook
Ghasemi said, "Our results this quarter show how focused our people are on the day-to-day operational performance of our business. Additionally, we are forging a new path for growth through successful execution of world-scale projects. As a result, we remain confident that we will continue to deliver on our commitments."

Air Products is increasing full-year fiscal 2019 adjusted EPS guidance from a previous range of $8.05 to $8.30 to a new range of $8.15 to $8.30 per share, which is up 10 percent over prior year at midpoint. For the fiscal 2019 third quarter, Air Products expects adjusted EPS of $2.10 to $2.15 per share, up eight to 10 percent over the fiscal 2018 third quarter.
Air Products is increasing its expected capital expenditures to a range of $2.4 to $2.5 billion for full-year fiscal 2019.
Effective October 1, 2018, Air Products adopted the new revenue recognition standard, which had no material impact on the company’s financial statements. Management has provided adjusted EPS on a continuing operations basis. While Air Products might have additional impacts from the U.S. Tax Cuts and Jobs Act adopted in late 2017, or incur additional costs for items such as cost reduction actions and pension settlements in future periods, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS or the effective tax rate. Management does not believe these items to be representative of underlying business performance. Management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS to a comparable GAAP range.

Earnings Teleconference
Access the Q2 earnings teleconference scheduled for 10:00 a.m. Eastern Time on April 24, 2019 by calling 323-794-2094 and entering passcode 3807821, or access the Event Details page on Air Products’ Investor Relations web site.

About Air Products
Air Products (NYSE:APD) is a world-leading Industrial Gases company in operation for over 75 years. The Company provides industrial gases and related equipment to dozens of industries, including refining, chemical, metals, electronics, manufacturing, and food and beverage. Air Products is also the world’s leading supplier of liquefied natural gas process technology and equipment.
The Company had fiscal 2018 sales of $8.9 billion from operations in 50 countries and has a current market capitalization of about $40 billion. Approximately 16,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com.

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NOTE: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance, business outlook and investment opportunities. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation: changes in global or regional economic conditions, supply and demand dynamics in market segments we serve, or in the financial markets; risks associated with having extensive international operations, including political risks, risks associated with unanticipated government actions and risks of investing in developing markets; project delays, contract terminations or customer cancellations or postponement of projects and sales; future financial and operating performance of major customers and joint venture partners; our ability to develop, implement, and operate new technologies, or to execute the projects in our backlog; tariffs, economic sanctions and regulatory activities in jurisdictions in which we and our affiliates and joint ventures operate; the impact of environmental, tax or other legislation, as well as regulations affecting our business and related compliance requirements, including regulations related to global climate change; changes in tax rates and other changes in tax law; the timing, impact and other uncertainties relating to acquisitions and divestitures, including our ability to integrate acquisitions and separate divested businesses, respectively; risks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems; catastrophic events, such as natural disasters, acts of war, or terrorism; the impact of price fluctuations in natural gas and disruptions in markets and the economy due to oil price volatility; costs and outcomes of legal or regulatory proceedings and investigations; asset impairments due to economic conditions or specific events; significant fluctuations in interest rates and foreign currency exchange rates from those currently anticipated; damage to facilities, pipelines or delivery systems, including those we own or operate for third parties; availability and cost of raw materials; the success of productivity and operational improvement programs; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2018. Except as required by law, the Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:
Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com
Investor Inquiries:
Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

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* Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Millions of dollars unless otherwise indicated, except for per share data)
The Company has presented certain financial measures on a non-GAAP (“adjusted”) basis and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The Company believes these non-GAAP measures provide investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.
In many cases, our non-GAAP measures are determined by adjusting the most directly comparable GAAP financial measure to exclude certain disclosed items (“non-GAAP adjustments”) that we believe are not representative of the underlying business performance. For example, in fiscal years 2017 and 2016, we restructured the Company to focus on its core Industrial Gases business. This resulted in significant cost reduction and asset actions that we believe were important for readers to understand separately from the performance of the underlying business. Additionally, we have recorded discrete impacts associated with the Tax Act since its enactment in December 2017. The reader should be aware that we may incur similar expenses in the future. Readers should also consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.
The tax impact on our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.
CONSOLIDATED RESULTS

	Continuing Operations
	Three Months Ended 31 March
Q2 2019 vs. Q2 2018	Operating Income	Operating Margin(A)		Equity Affiliates' Income	Income Tax Provision	Net Income	Diluted EPS
2019 GAAP	$516.5	23.6%		$46.2	$107.5	$421.3	$1.90
2018 GAAP	455.4	21.1%		43.7	56.2	416.4	1.89
Change GAAP	$61.1	250	bp	$2.5	$51.3	$4.9	$.01
% Change GAAP	13%			6%	91%	1%	1%
2019 GAAP	$516.5	23.6%		$46.2	$107.5	$421.3	$1.90
Pension settlement loss(B)	—	—%		—	1.2	3.8	.02
2019 Non-GAAP Measure	$516.5	23.6%		$46.2	$108.7	$425.1	$1.92
2018 GAAP	$455.4	21.1%		$43.7	$56.2	$416.4	$1.89
Tax restructuring	—	—%		—	38.8	(38.8)	(.18)
2018 Non-GAAP Measure	$455.4	21.1%		$43.7	$95.0	$377.6	$1.71
Change Non-GAAP Measure	$61.1	250	bp	$2.5	$13.7	$47.5	$.21
% Change Non-GAAP Measure	13%			6%	14%	13%	12%

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The table below reflects what our second quarter adjusted diluted EPS would have been on a constant currency basis. We calculate this non-GAAP measure by adjusting our GAAP diluted EPS for our non-GAAP adjustments and further adjusting the current year result for prior period average exchange rates. We believe this measure reflects the underlying adjusted EPS growth rate versus the prior year.

	Three Months Ended
	31 March
	2019	2018	Change	% Change
GAAP Diluted EPS	$1.90	$1.89
Pension settlement loss	.02	—
Tax restructuring	—	(.18)
Adjusted Diluted EPS	$1.92	$1.71	$.21	12%
Currency adjustment	.08
Adjusted Diluted EPS – constant currency basis	$2.00	$1.71	$.29	17%

	Continuing Operations
	Six Months Ended 31 March
2019 vs. 2018	Operating Income	Operating Margin(A)		Equity Affiliates' Income	Income Tax Provision	Net Income	Diluted EPS
2019 GAAP	$971.5	22.0%		$99.1	$239.6	$768.8	$3.48
2018 GAAP	916.1	21.0%		57.5	348.0	572.0	2.59
Change GAAP	$55.4	100	bp	$41.6	($108.4)	$196.8	$.89
% Change GAAP	6%			72%	(31)%	34%	34%
2019 GAAP	$971.5	22.0%		$99.1	$239.6	$768.8	$3.48
Facility closure	29.0	.7%		—	6.9	22.1	.10
Pension settlement loss(B)	—	—%		—	1.2	3.8	.02
Tax reform repatriation	—	—%		—	15.6	(15.6)	(.07)
Tax reform adjustment related to deemed foreign dividends	—	—%		—	(56.2)	56.2	.25
2019 Non-GAAP Measure	$1,000.5	22.7%		$99.1	$207.1	$835.3	$3.78
2018 GAAP	$916.1	21.0%		$57.5	$348.0	$572.0	$2.59
Tax reform repatriation	—	—%		32.5	(420.5)	453.0	2.06
Tax reform rate change and other	—	—%		—	214.0	(214.0)	(.97)
Tax restructuring	—	—%		—	38.8	(38.8)	(.18)
2018 Non-GAAP Measure	$916.1	21.0%		$90.0	$180.3	$772.2	$3.50
Change Non-GAAP Measure	$84.4	170	bp	$9.1	$26.8	$63.1	$.28
% Change Non-GAAP Measure	9%			10%	15%	8%	8%

(A)	Operating margin is calculated by dividing operating income by sales.

(B)
Reflected on the consolidated income statements within "Other non-operating income (expense), net." Fiscal year 2019 includes a before-tax impact of $5.0 for the three and six months ended 31 March 2019. Refer to Note 1, Pension Settlement Loss, to the consolidated financial statements for additional information.

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Below is a reconciliation of consolidated operating income to segment total operating income:

	Three Months Ended		Six Months Ended
	31 March		31 March
Operating Income	2019	2018	2019	2018
Consolidated total	$516.5	$455.4	$971.5	$916.1
Facility closure	—	—	29.0	—
Segment total	$516.5	$455.4	$1,000.5	$916.1
Below is a reconciliation of consolidated equity affiliates' income to segment total equity affiliates' income:

	Three Months Ended		Six Months Ended
	31 March		31 March
Equity Affiliates' Income	2019	2018	2019	2018
Consolidated total	$46.2	$43.7	$99.1	$57.5
Tax reform repatriation - equity method investment	—	—	—	32.5
Segment total	$46.2	$43.7	$99.1	$90.0

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ADJUSTED EBITDA
We define Adjusted EBITDA as income from continuing operations (including noncontrolling interests) excluding certain non‑GAAP adjustments, which the Company does not believe to be indicative of underlying business trends, before interest expense, other non‑operating income (expense), net, income tax provision, and depreciation and amortization expense. Adjusted EBITDA provides a useful metric for management to assess operating performance.
Below is a reconciliation of income from continuing operations on a GAAP basis to adjusted EBITDA:

2019	Q1	Q2	Q3	Q4	Q2 YTD Total
Income From Continuing Operations(A)	$357.0	$433.5			$790.5
Add: Facility closure	29.0	—			29.0
Add: Interest expense	37.3	35.4			72.7
Less: Other non-operating income (expense), net	18.5	13.7			32.2
Add: Income tax provision	132.1	107.5			239.6
Add: Depreciation and amortization	258.0	262.1			520.1
Adjusted EBITDA	$794.9	$824.8			$1,619.7
2018	Q1	Q2	Q3	Q4	Q2 YTD Total
Income From Continuing Operations(A)	$162.7	$423.6	$444.7	$459.7	$586.3
Less: Change in inventory valuation method	—	—	—	24.1	—
Add: Interest expense	29.8	30.4	34.9	35.4	60.2
Less: Other non-operating income (expense), net	9.8	11.1	12.8	(28.6)	20.9
Add: Income tax provision	291.8	56.2	107.1	69.2	348.0
Add: Depreciation and amortization	227.9	240.0	245.6	257.2	467.9
Add: Tax reform repatriation - equity method investment	32.5	—	—	(4.0)	32.5
Adjusted EBITDA	$734.9	$739.1	$819.5	$822.0	$1,474.0

(A)	Includes net income attributable to noncontrolling interests.

2019 vs. 2018	Q1	Q2	Q2 YTD Total
Change GAAP
Income from continuing operations change	$194.3	$9.9	$204.2
Income from continuing operations % change	119%	2%	35%
Change Non-GAAP
Adjusted EBITDA change	$60.0	$85.7	$145.7
Adjusted EBITDA % change	8%	12%	10%

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Below is a reconciliation of segment operating income to adjusted EBITDA:

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Segment Total
GAAP MEASURE
Three Months Ended 31 March 2019
Operating income (loss)	$255.6		$122.5		$199.7		($12.2)	($49.1)	$516.5
Operating margin	25.8%		24.8%		31.9%				23.6%
Three Months Ended 31 March 2018
Operating income (loss)	$222.3		$116.7		$148.7		$12.1	($44.4)	$455.4
Operating margin	24.3%		20.8%		26.7%				21.1%
Operating income (loss) change	$33.3		$5.8		$51.0		($24.3)	($4.7)	$61.1
Operating income (loss) % change	15%		5%		34%		(201)%	(11)%	13%
Operating margin change	150	bp	400	bp	520	bp			250	bp
NON-GAAP MEASURE
Three Months Ended 31 March 2019
Operating income (loss)	$255.6		$122.5		$199.7		($12.2)	($49.1)	$516.5
Add: Depreciation and amortization	124.9		46.3		84.9		2.0	4.0	262.1
Add: Equity affiliates' income	17.8		13.3		13.8		1.3	—	46.2
Adjusted EBITDA	$398.3		$182.1		$298.4		($8.9)	($45.1)	$824.8
Adjusted EBITDA margin	40.2%		36.8%		47.7%				37.7%
Three Months Ended 31 March 2018
Operating income (loss)	$222.3		$116.7		$148.7		$12.1	($44.4)	$455.4
Add: Depreciation and amortization	122.3		50.7		62.6		1.9	2.5	240.0
Add: Equity affiliates' income	16.9		11.1		15.4		.3	—	43.7
Adjusted EBITDA	$361.5		$178.5		$226.7		$14.3	($41.9)	$739.1
Adjusted EBITDA margin	39.6%		31.8%		40.7%				34.3%
Adjusted EBITDA change	$36.8		$3.6		$71.7		($23.2)	($3.2)	$85.7
Adjusted EBITDA % change	10%		2%		32%		(162)%	(8)%	12%
Adjusted EBITDA margin change	60	bp	500	bp	700	bp			340	bp

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	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Segment Total
GAAP MEASURE
Six Months Ended 31 March 2019
Operating income (loss)	$474.8		$228.1		$401.5		($8.3)	($95.6)	$1,000.5
Operating margin	24.0%		22.4%		32.1%				22.7%
Six Months Ended 31 March 2018
Operating income (loss)	$439.5		$221.2		$324.2		$21.6	($90.4)	$916.1
Operating margin	24.1%		20.5%		27.0%				21.0%
Operating income (loss) change	$35.3		$6.9		$77.3		($29.9)	($5.2)	$84.4
Operating income (loss) % change	8%		3%		24%		(138)%	(6)%	9%
Operating margin change	(10	) bp	190	bp	510	bp			170	bp
NON-GAAP MEASURE
Six Months Ended 31 March 2019
Operating income (loss)	$474.8		$228.1		$401.5		($8.3)	($95.6)	$1,000.5
Add: Depreciation and amortization	250.5		92.6		164.8		4.1	8.1	520.1
Add: Equity affiliates' income	40.4		27.0		30.0		1.7	—	99.1
Adjusted EBITDA	$765.7		$347.7		$596.3		($2.5)	($87.5)	$1,619.7
Adjusted EBITDA margin	38.7%		34.1%		47.6%				36.7%
Six Months Ended 31 March 2018
Operating income (loss)	$439.5		$221.2		$324.2		$21.6	($90.4)	$916.1
Add: Depreciation and amortization	240.1		99.8		119.4		3.5	5.1	467.9
Add: Equity affiliates' income	35.5		24.2		29.6		.7	—	90.0
Adjusted EBITDA	$715.1		$345.2		$473.2		$25.8	($85.3)	$1,474.0
Adjusted EBITDA margin	39.2%		32.0%		39.4%				33.7%
Adjusted EBITDA change	$50.6		$2.5		$123.1		($28.3)	($2.2)	$145.7
Adjusted EBITDA % change	7%		1%		26%		(110)%	(3)%	10%
Adjusted EBITDA margin change	(50	) bp	210	bp	820	bp			300	bp

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INCOME TAXES
The tax impact of our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax expense associated with each adjustment and is primarily dependent upon the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions. For additional discussion on the impacts of our non-GAAP tax adjustments, including those resulting from the U.S. Tax Cuts and Jobs Act, refer to Note 2, Income Taxes, to the consolidated financial statements.

	Effective Tax Rate
	Three Months Ended 31 March		Six Months Ended 31 March
	2019	2018	2019	2018
Income Tax Provision—GAAP	$107.5	$56.2	$239.6	$348.0
Income From Continuing Operations Before Taxes—GAAP	$541.0	$479.8	$1,030.1	$934.3
Effective Tax Rate—GAAP	19.9%	11.7%	23.3%	37.2%
Income Tax Provision—GAAP	$107.5	$56.2	$239.6	$348.0
Facility closure	—	—	6.9	—
Pension settlement loss	1.2	—	1.2	—
Tax reform repatriation	—	—	15.6	(420.5)
Tax reform adjustment related to deemed foreign dividends	—	—	(56.2)	—
Tax reform rate change and other	—	—	—	214.0
Tax restructuring	—	38.8	—	38.8
Income Tax Provision—Non-GAAP Measure	$108.7	$95.0	$207.1	$180.3
Income From Continuing Operations Before Taxes—GAAP	$541.0	$479.8	$1,030.1	$934.3
Facility closure	—	—	29.0	—
Pension settlement loss	5.0	—	5.0	—
Tax reform repatriation - equity method investment	—	—	—	32.5
Income From Continuing Operations Before Taxes—Non-GAAP Measure	$546.0	$479.8	$1,064.1	$966.8
Effective Tax Rate—Non-GAAP Measure	19.9%	19.8%	19.5%	18.6%

CAPITAL EXPENDITURES
We define capital expenditures as cash flows for additions to plant and equipment, acquisitions (less cash acquired), and investment in and advances to unconsolidated affiliates. The components of our capital expenditures are detailed in the table below:

	Three Months Ended		Six Months Ended
	31 March		31 March
	2019	2018	2019	2018
Additions to plant and equipment	$560.1	$315.9	$963.5	$572.5
Acquisitions, less cash acquired	106.3	34.3	106.3	271.4
Investment in and advances to unconsolidated affiliates	1.4	—	1.4	—
Capital expenditures	$667.8	$350.2	$1,071.2	$843.9
We expect capital expenditures for fiscal year 2019 to be approximately $2,400 to $2,500.

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RETURN ON CAPITAL EMPLOYED (ROCE)
Return on capital employed (ROCE) is calculated on a continuing operations basis as earnings after-tax divided by five-quarter average total capital. Earnings after-tax is calculated based on trailing four quarters and is defined as the sum of net income from continuing operations attributable to Air Products, interest expense, after-tax, at our effective quarterly tax rate, and net income attributable to noncontrolling interests. This non-GAAP measure has been adjusted for the impact of the non-GAAP adjustments detailed below. Total capital consists of total debt and total equity less total assets of discontinued operations.

	2019			2018				2017
	Q2		Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2
Net income from continuing operations attributable to Air Products	$421.3		$347.5	$452.9	$430.7	$416.4	$155.6	$474.2	$104.2
Interest expense	35.4		37.3	35.4	34.9	30.4	29.8	30.8	29.8
Interest expense tax impact	(7.0)		(10.1)	(4.6)	(6.8)	(3.6)	(19.1)	.1	(13.6)
Interest expense, after-tax	28.4		27.2	30.8	28.1	26.8	10.7	30.9	16.2
Net income attributable to noncontrolling interests of continuing operations	12.2		9.5	6.8	14.0	7.2	7.1	6.3	2.2
Earnings After-Tax—GAAP	$461.9		$384.2	$490.5	$472.8	$450.4	$173.4	$511.4	$122.6

Non-GAAP adjustments, after-tax
Change in inventory valuation method	$—		$—	$(17.5)	$—	$—	$—	$—	$—
Facility closure	—		22.1	—	—	—	—	—	—
Tax benefit associated with business separation	—		—	—	—	—	—	—	(8.2)
Cost reduction and asset actions	—		—	—	—	—	—	30.9	30.0
Goodwill and intangible asset impairment charge	—		—	—	—	—	—	—	154.1
Gain on land sale	—		—	—	—	—	—	(7.6)	—
Equity method investment impairment charge	—		—	—	—	—	—	—	79.5
Pension settlement loss	3.8		—	33.2	—	—	—	.6	3.4
Tax reform repatriation	—		(15.6)	24.1	—	—	453.0	—	—
Tax reform adjustment related to deemed foreign dividends			56.2	(56.2)	—	—	—	—	—
Tax reform rate change and other	—		—	2.2	—	—	(214.0)	—	—
Tax restructuring	—		—	3.1	—	(38.8)	—	—	—
Tax election benefit	—		—	—	—	—	—	(111.4)	—
Earnings After-Tax—Non‑GAAP	$465.7		$446.9	$479.4	$472.8	$411.6	$412.4	$423.9	$381.4

Total Capital
Short-term borrowings	$54.1		$23.0	$54.3	$90.4	$112.5	$87.1	$144.0	$143.4	$122.3
Current portion of long-term debt	434.5		430.3	406.6	5.0	11.6	11.3	416.4	416.0	420.5
Long-term debt	2,933.0		2,954.4	2,967.4	3,377.1	3,442.4	3,414.9	3,402.4	3,366.6	3,300.4
Long-term debt – related party	369.2		360.2	384.3	398.7	—	—	—	—	—
Total Debt	3,790.8		3,767.9	3,812.6	3,871.2	3,566.5	3,513.3	3,962.8	3,926.0	3,843.2
Total Equity	11,503.4		11,203.4	11,176.3	10,810.0	10,693.2	10,321.2	10,185.5	9,509.9	9,420.2
Assets of discontinued operations	—		—	—	—	—	(10.2)	(10.2)	(9.8)	(9.8)
Total Capital	$15,294.2		$14,971.3	$14,988.9	$14,681.2	$14,259.7	$13,824.3	$14,138.1	$13,426.1	$13,253.6

Earnings After-Tax—GAAP	$1,809.4					$1,257.8
Five-quarter average total capital	14,839.1					13,780.4
ROCE—GAAP items	12.2%					9.1%
Change GAAP-based Measure	310	bp

Earnings After-Tax—Non-GAAP	$1,864.8					$1,629.3
Five-quarter average total capital	14,839.1					13,780.4
ROCE—Non-GAAP items	12.6%					11.8%
Change Non-GAAP-based Measure	80	bp

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OUTLOOK
Guidance provided is on a non-GAAP continuing operations basis, which excludes the impact of certain items that we believe are not representative of our underlying business performance. While we might have additional impacts from the Tax Act or incur additional costs for items such as cost reduction actions and pension settlements in future periods, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS on a continuing operations basis to a comparable GAAP range.

	Diluted EPS
	Q3	Full Year
2018 GAAP	$1.95	$6.59
Change in inventory valuation method	—	(.08)
Pension settlement loss	—	.15
Tax reform repatriation	—	2.16
Tax reform adjustment related to deemed foreign dividends	—	(.25)
Tax reform rate change and other	—	(.96)
Tax restructuring	—	(.16)
2018 Non-GAAP Measure	$1.95	$7.45
2019 Non-GAAP Outlook	2.10–2.15	8.15–8.30
Change Non-GAAP	.15–.20	.70–.85
% Change Non-GAAP	8%–10%	9%–11%

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Six Months Ended
	31 March		31 March
(Millions of dollars, except for share and per share data)	2019	2018	2019	2018
Sales	$2,187.7	$2,155.7	$4,411.7	$4,372.3
Cost of sales	1,474.7	1,506.5	3,018.7	3,078.3
Facility closure	—	—	29.0	—
Selling and administrative	190.0	194.6	379.6	386.2
Research and development	16.9	14.5	31.9	29.1
Other income (expense), net	10.4	15.3	19.0	37.4
Operating Income	516.5	455.4	971.5	916.1
Equity affiliates' income	46.2	43.7	99.1	57.5
Interest expense	35.4	30.4	72.7	60.2
Other non-operating income (expense), net	13.7	11.1	32.2	20.9
Income From Continuing Operations Before Taxes	541.0	479.8	1,030.1	934.3
Income tax provision	107.5	56.2	239.6	348.0
Income From Continuing Operations	433.5	423.6	790.5	586.3
Loss From Discontinued Operations, net of tax	—	—	—	(1.0)
Net Income	433.5	423.6	790.5	585.3
Net Income Attributable to Noncontrolling Interests of Continuing Operations	12.2	7.2	21.7	14.3
Net Income Attributable to Air Products	$421.3	$416.4	$768.8	$571.0
Net Income Attributable to Air Products
Income from continuing operations	$421.3	$416.4	$768.8	$572.0
Loss from discontinued operations	—	—	—	(1.0)
Net Income Attributable to Air Products	$421.3	$416.4	$768.8	$571.0
Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.91	$1.90	$3.49	$2.61
Loss from discontinued operations	—	—	—	—
Net Income Attributable to Air Products	$1.91	$1.90	$3.49	$2.61
Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.90	$1.89	$3.48	$2.59
Loss from discontinued operations	—	—	—	—
Net Income Attributable to Air Products	$1.90	$1.89	$3.48	$2.59
Weighted Average Common Shares – Basic (in millions)	220.2	219.4	220.0	219.2
Weighted Average Common Shares – Diluted (in millions)	221.4	220.8	221.2	220.7
Other Data from Continuing Operations
Depreciation and amortization	$262.1	$240.0	$520.1	$467.9
Capital expenditures – Refer to page 10	$667.8	$350.2	$1,071.2	$843.9

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	31 March	30 September
(Millions of dollars)	2019	2018
Assets
Current Assets
Cash and cash items	$2,735.9	$2,791.3
Short-term investments	2.6	184.7
Trade receivables, net	1,258.5	1,207.2
Inventories	408.3	396.1
Prepaid expenses	102.4	129.6
Other receivables and current assets	387.5	373.3
Total Current Assets	4,895.2	5,082.2
Investment in net assets of and advances to equity affiliates	1,279.3	1,277.2
Plant and equipment, at cost	21,986.3	21,490.2
Less: accumulated depreciation	11,792.5	11,566.5
Plant and equipment, net	10,193.8	9,923.7
Goodwill, net	811.9	788.9
Intangible assets, net	418.6	438.5
Noncurrent capital lease receivables	974.7	1,013.3
Other noncurrent assets	671.0	654.5
Total Noncurrent Assets	14,349.3	14,096.1
Total Assets	$19,244.5	$19,178.3
Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,513.7	$1,817.8
Accrued income taxes	70.7	59.6
Short-term borrowings	54.1	54.3
Current portion of long-term debt	434.5	406.6
Total Current Liabilities	2,073.0	2,338.3
Long-term debt	2,933.0	2,967.4
Long-term debt – related party	369.2	384.3
Other noncurrent liabilities	1,560.5	1,536.9
Deferred income taxes	805.4	775.1
Total Noncurrent Liabilities	5,668.1	5,663.7
Total Liabilities	7,741.1	8,002.0
Air Products Shareholders’ Equity	11,165.7	10,857.5
Noncontrolling Interests	337.7	318.8
Total Equity	11,503.4	11,176.3
Total Liabilities and Equity	$19,244.5	$19,178.3

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	31 March
(Millions of dollars)	2019	2018
Operating Activities
Net income	$790.5	$585.3
Less: Net income attributable to noncontrolling interests of continuing operations	21.7	14.3
Net income attributable to Air Products	768.8	571.0
Loss from discontinued operations	—	1.0
Income from continuing operations attributable to Air Products	768.8	572.0
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	520.1	467.9
Deferred income taxes	27.5	(94.4)
Tax reform repatriation	46.2	310.3
Facility closure	29.0	—
Undistributed earnings of unconsolidated affiliates	(27.2)	(1.0)
Gain on sale of assets and investments	(2.3)	(2.4)
Share-based compensation	21.2	22.5
Noncurrent capital lease receivables	47.6	47.2
Other adjustments	(3.5)	44.7
Working capital changes that provided (used) cash, excluding effects of acquisitions:
Trade receivables	(55.4)	(30.2)
Inventories	(14.2)	5.5
Other receivables	49.6	11.0
Payables and accrued liabilities	(125.5)	(260.4)
Other working capital	3.9	13.3
Cash Provided by Operating Activities	1,285.8	1,106.0
Investing Activities
Additions to plant and equipment	(963.5)	(572.5)
Acquisitions, less cash acquired	(106.3)	(271.4)
Investment in and advances to unconsolidated affiliates	(1.4)	—
Proceeds from sale of assets and investments	3.8	34.4
Purchases of investments	(5.3)	(345.7)
Proceeds from investments	187.9	612.9
Other investing activities	2.7	1.5
Cash Used for Investing Activities	(882.1)	(540.8)
Financing Activities
Long-term debt proceeds	—	.5
Payments on long-term debt	(2.7)	(409.2)
Net decrease in commercial paper and short-term borrowings	(6.6)	(22.4)
Dividends paid to shareholders	(483.1)	(415.5)
Proceeds from stock option exercises	45.4	52.7
Other financing activities	(12.8)	(21.7)
Cash Used for Financing Activities	(459.8)	(815.6)
Discontinued Operations
Cash used for operating activities	—	(3.1)
Cash provided by investing activities	—	18.6
Cash provided by financing activities	—	—
Cash Provided by Discontinued Operations	—	15.5
Effect of Exchange Rate Changes on Cash	.7	28.2
Decrease in Cash and Cash Items	(55.4)	(206.7)
Cash and Cash items - Beginning of Year	2,791.3	3,273.6
Cash and Cash items - End of Period	$2,735.9	$3,066.9
Supplemental Cash Flow Information
Cash paid for taxes (net of refunds) - Continuing operations	$165.6	$153.7

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

(Millions of dollars)	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Segment Total
Three Months Ended 31 March 2019
Sales	$991.7	$494.4	$625.4	$53.8	$22.4	$2,187.7
Operating income (loss)	255.6	122.5	199.7	(12.2)	(49.1)	516.5
Depreciation and amortization	124.9	46.3	84.9	2.0	4.0	262.1
Equity affiliates' income	17.8	13.3	13.8	1.3	—	46.2
Three Months Ended 31 March 2018
Sales	$913.2	$561.6	$557.6	$101.7	$21.6	$2,155.7
Operating income (loss)	222.3	116.7	148.7	12.1	(44.4)	455.4
Depreciation and amortization	122.3	50.7	62.6	1.9	2.5	240.0
Equity affiliates' income	16.9	11.1	15.4	.3	—	43.7

	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Segment Total
Six Months Ended 31 March 2019
Sales	$1,980.9	$1,018.6	$1,252.2	$122.0	$38.0	$4,411.7
Operating income (loss)	474.8	228.1	401.5	(8.3)	(95.6)	1,000.5
Depreciation and amortization	250.5	92.6	164.8	4.1	8.1	520.1
Equity affiliates' income	40.4	27.0	30.0	1.7	—	99.1
Six Months Ended 31 March 2018
Sales	$1,823.0	$1,077.5	$1,201.2	$234.7	$35.9	$4,372.3
Operating income (loss)	439.5	221.2	324.2	21.6	(90.4)	916.1
Depreciation and amortization	240.1	99.8	119.4	3.5	5.1	467.9
Equity affiliates' income	35.5	24.2	29.6	.7	—	90.0
Total Assets
31 March 2019	$5,885.6	$3,333.7	$6,167.0	$257.8	$3,600.4	$19,244.5
30 September 2018	5,904.0	3,280.4	5,899.5	240.1	3,854.3	19,178.3

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Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended		Six Months Ended
	31 March		31 March
Operating Income	2019	2018	2019	2018
Segment total	$516.5	$455.4	$1,000.5	$916.1
Facility closure	—	—	(29.0)	—
Consolidated Total	$516.5	$455.4	$971.5	$916.1
Below is a reconciliation of segment total equity affiliates' income to consolidated equity affiliates' income:

	Three Months Ended		Six Months Ended
	31 March		31 March
Equity Affiliates' Income	2019	2018	2019	2018
Segment total	$46.2	$43.7	$99.1	$90.0
Tax reform repatriation - equity method investment	—	—	—	(32.5)
Consolidated Total	$46.2	$43.7	$99.1	$57.5

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Millions of dollars, unless otherwise indicated)
1. PENSION SETTLEMENT LOSS
During the second quarter of fiscal year 2019, we recognized a pension settlement loss of $5.0 ($3.8 after-tax, or $.02 per share) to accelerate recognition of a portion of actuarial losses deferred in accumulated other comprehensive loss associated with the U.S. Supplementary Pension Plan. The loss is reflected on our consolidated income statements within “Other non-operating income (expense), net.”
2. INCOME TAXES
U.S. Tax Cuts and Jobs Act
On 22 December 2017, the United States enacted the U.S. Tax Cuts and Jobs Act (the “Tax Act”) which significantly changed existing U.S. tax laws, including a reduction in the federal corporate income tax rate from 35% to 21%, a deemed repatriation tax on unremitted foreign earnings, as well as other changes. Our consolidated income statements for the six months ended 31 March 2019 reflect a discrete net income tax expense of $40.6 recorded during the first quarter of fiscal year 2019 to adjust our estimates of the impacts of the Tax Act as of 31 December 2018. The net expense includes the reversal of the $56.2 benefit recorded in the fourth quarter of fiscal year 2018 related to the U.S. taxation of deemed foreign dividends. We recorded this reversal based on our intent to follow proposed regulations that were issued during the first quarter of 2019. Additionally, we recorded a benefit of $15.6 to reduce the total expected costs of the deemed repatriation tax.
Effective 31 December 2018, our accounting for the provisions of the Tax Act is no longer considered provisional. However, further adjustments could be made to this calculation as a result of future guidance, adjustments to tax return filing positions, or tax examinations of the years impacted by the calculation.
3. FACILITY CLOSURE
In December 2018, one of our customers was subject to a government enforced shutdown due to environmental reasons. As a result, we recognized a charge of $29.0 ($22.1 after-tax, or $.10 per share) during the first quarter of fiscal year 2019 primarily related to the write-off of onsite assets. This charge is reflected as “Facility closure” on our consolidated income statements for the six months ended 31 March 2019 and has been excluded from segment results. Annual sales and operating income associated with this customer prior to the facility closure were not material to the Industrial Gases – Asia segment. We do not expect to recognize additional charges related to this shutdown.